Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, $0.10, of Atlantica Yield plc, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in one or more counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 9, 2018.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ Ian Robertson
Name: Ian Robertson
Title: Chief Executive Officer

By:	/s/ Chris Jarratt
Name: Chris Jarratt
Title: Vice Chair

ALGONQUIN (AY HOLDCO) B.V.

By:	/s/ Ian Robertson
Name: Ian Robertson
Title: Managing Director A

By:	/s/ Bart van Dijk
Name: Bart van Dijk
Title: Managing Director B

AAGES (AY HOLDINGS) B.V.

By:	/s/ Ian Robertson
Name: Ian Robertson
Title: Managing Director A

By:	/s/ Bart van Dijk
Name: Bart van Dijk
Title: Managing Director B